UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2010

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

18/F., 318 Hennessy Road, W Square, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) Appointment of Directors

On December 1, 2008 and as filed on a Current Report on Form 8-K on December 5, 2008, Aaron T. Ratner was appointed by the board of directors of our company as an executive officer of our company under the title of Chief Strategist.

Our bylaws state that the number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of our board of directors. Pursuant to a unanimous directors’ consent resolution dated December 9, 2004, our company set the number of directors of our company at not less than one and not more than ten. Pursuant to a unanimous directors’ consent resolution dated February 3, 2010, our company set the number of directors of the company at six (6), thereby creating one (1) vacancy on the board of directors.

Pursuant to a unanimous consent resolution of the Nominating and Corporate Governance Committee of our board of directors, on February 3, 2010 the Nominating and Corporate Governance Committee of our board of directors nominated Aaron T. Ratner to become a new director of our company and to serve on the board of directors of our company, and recommended that the board of directors of our company select Aaron T. Ratner as a director nominee.

Pursuant to a unanimous directors’ consent resolution dated February 3, 2010, our company resolved to appoint Aaron T. Ratner to our board of directors on February 3, 2010 in accordance with the provisions of our bylaws and in accordance with the laws of the State of Nevada.

Our board of directors has determined that Aaron T. Ratner does not meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and the definition of independent director as that term is defined in section 5605(a)(2) of the NASDAQ Listing Rules.

Committees of the Board of Directors

Aaron T. Ratner has been named to the Executive Committee of the board of directors of our company. He is not expected to be named to any other committees of the board of directors of our company.

Prior Arrangements and Understandings

There were no arrangements or understandings between the newly appointed director and any other persons pursuant to which such individual was selected as a director of our company.

Direct or Indirect Material Interest

The newly appointed director has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party, except as follows:

        -pursuant to the terms of an agreement dated April 18, 2008 entered into between Aaron T. Ratner and our company, we agreed to pay Mr. Ratner a monthly fee of US$10,000 for his services as an executive officer of our company, and we agreed that Mr. Ratner shall be entitled to receive a grant of 500,000 options to purchase shares of common stock of our company at a price of $0.88 per share

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By: /s/ Bondy Tan
    Name: Bondy Tan
    Title: President and Chief Executive Officer
    Dated: February 3, 2010